                                                             EXHIBIT 11

                     HILLS STORES COMPANY AND SUBSIDIARIES
                STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS


                                                     Thirteen        Thirteen
                                                    Weeks Ended     Weeks Ended
                                                    November 2,     October 28,
                                                       1996             1995
                                                    -----------     -----------
Weighted average primary shares outstanding
-------------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period        10,273,400       9,898,150

Assumed conversion of preferred stock                        -       1,266,104

Assumed exercise of stock options                            -               -

Assumed exercise of stock rights                             -               -

Assumed exercise of stock warrants                           -               -
                                                    ----------      ----------
                                                    10,273,400      11,164,254
                                                    ==========      ==========

                                                    Thirty-Nine     Thirty-Nine
                                                    Weeks Ended     Weeks Ended
                                                    November 2,     October 28,
                                                       1996             1995
                                                    -----------     -----------
Weighted average primary shares outstanding
-------------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period        10,234,024       9,754,522

Assumed conversion of preferred stock                        -               -

Assumed exercise of stock options                            -               -

Assumed exercise of stock rights                             -               -

Assumed exercise of stock warrants                           -               -
                                                    ----------       ---------
                                                    10,234,024       9,754,522
                                                    ==========       =========


                                                          EXHIBIT 11

                     HILLS STORES COMPANY AND SUBSIDIARIES
                STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS

                                                     Thirteen        Thirteen
                                                    Weeks Ended     Weeks Ended
                                                    November 2,     October 28,
                                                       1996             1995
                                                    -----------     -----------
Weighted average fully-diluted shares outstanding (1)
-----------------------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period        10,294,505       9,903,911

Assumed conversion of preferred stock                        -       1,260,343

Assumed exercise of stock options                            -               -

Assumed exercise of stock rights                             -         182,085

Assumed exercise of stock warrants                           -               -
                                                    ----------      ----------
                                                    10,294,505      11,346,339
                                                    ==========      ==========

                                                    Thirty-Nine     Thirty-Nine
                                                    Weeks Ended     Weeks Ended
                                                    November 2,     October 28,
                                                       1996             1995
                                                    -----------     -----------
Weighted average fully-diluted shares outstanding (1)
-----------------------------------------------------

Weighted average number of common shares assumed
 to be outstanding during the period                10,292,820      10,057,566

Assumed conversion of preferred stock                        -               -

Assumed exercise of stock options                            -               -

Assumed exercise of stock rights                             -               -

Assumed exercise of stock warrants                           -               -
                                                    ----------      ----------
                                                    10,292,820      10,057,566
                                                    ==========      ==========

The calculation of the weighted average fully-diluted shares outstanding assumes that actual conversions of Preferred Stock during the thirteen and thirty-nine weeks ended occurred as of the beginning of the period being reported on. The conversion of Preferred Stock, and the exercise of stock options, stock rights, and stock warrants was not assumed, except for the thirteen weeks ended
October 28, 1995, as the result would be anti-dilutive.

(1) This calculation is presented in accordance with Item 601 of Regulation S-K although it is not required by APB Opinion No. 15.